SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): April 4, 2011

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On March 30, 2011, MTR Gaming Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Joseph L. Billhimer, Jr.  In accordance with the terms of the Employment Agreement, Mr. Billhimer will serve as the Company’s Senior Vice President for Operations and Development, and will concurrently serve as President and General Manager for the Company’s wholly-owned subsidiary, Mountaineer Park, Inc., which operates Mountaineer Casino, Racetrack & Resort.  The Employment Agreement is effective as of April 4, 2011 with an initial term of two (2) years. The full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreement and is incorporated by reference into this Item 1.01.

On April 4, 2011, the Company issued a press release announcing Mr. Billhimer’s appointment as Senior Vice President for Operations and Development for the Company and President and General Manager for Mountaineer Park, Inc. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, the Company appointed Mr. Billhimer as Senior Vice President for Operations and Development for the Company and President and General Manager for Mountaineer Park, Inc., effective as of April 4, 2011.

Mr. Billhimer, 47, has 27 years of experience working in the gaming industry.  Prior to joining the Company, he was most recently the Founder and a Principal of Foundation Gaming Group, an advisory and management services firm for the gaming industry which, among other engagements, successfully managed Harlow’s Casino Resort in Greenville, MS from 2009 to 2010 and marketed its sale to Churchill Downs.  Prior to Foundation Gaming Group, Mr. Billhimer was President and CEO of Premier Entertainment LLC, the developer and parent of the Hard Rock Hotel and Casino in Biloxi, Mississippi, from 2003 to 2008.  While at Premier Entertainment, he was named Casino Journal’s Casino Executive of the Year in 2007 for his efforts in re-developing the Hard Rock Hotel and Casino after being destroyed by Hurricane Katrina.  Before Premier Entertainment, Mr. Billhimer spent three years as President and General Manager of Caesars Entertainment’s Grand Casino Resort in Gulfport, MS, and prior to that experience, eight years with Pinnacle Entertainment where he was Executive Vice President and General Manager of Casino Magic in Bay St. Louis, MS.

In connection with Mr. Billhimer’s appointment as Senior Vice President for Operations and Development for the Company and President and General Manager for Mountaineer Park, Inc., the Company entered into an employment agreement with Mr. Billhimer, effective as of April 4, 2011, for a term of two (2) years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period.  The Employment Agreement provides for an annual base salary of $300,000 (or such greater amount as may be approved from time to time by the Company’s Compensation Committee) and participation in the Company’s annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company’s Compensation Committee).  Mr. Billhimer is also entitled to participate in the Company’s Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company’s employee benefit plans.

The Employment Agreement provides that the Company will maintain, at the Company’s cost, a term life insurance policy with a face value equal to Mr. Billhimer’s base salary.  The Employment Agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses.  The Employment Agreement further provides for the reimbursement of reasonable and customary relocation expenses and the payment of a housing allowance of $3,000 per month for a total of six months from the date of the execution of the Employment Agreement.

Subject to the specific terms set forth below, in the event of the termination of Mr. Billhimer’s employment by either party for any reason, Mr. Billhimer will receive (i) earned but unpaid base salary as of the date of termination and accrued and unused vacation pay, (ii) reimbursement for reasonable business expenses then outstanding, (iii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but that has not yet been paid, and (iv) all payments, rights and benefits due as of the date of termination under the terms of the Company’s employee and fringe benefit plans and programs in which Mr. Billhimer participated (the benefits in the foregoing clauses (i) — (iv), the “Accrued Rights”).

In the event of the termination of Mr. Billhimer’s employment by the Company without “cause” (as defined in the Employment Agreement), (a) Mr. Billhimer will receive, in addition to the Accrued Rights, (i) continued payment of his base salary for twelve (12) months following the date of termination (such period, the “Severance Period”), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days Mr. Billhimer was employed in such year, provided he was employed for at least six (6) months during such year and (iii) continued medical coverage under the Company’s group health plan for the Severance Period (the benefits in the foregoing clauses (i) — (iii), the “Severance Payments”). The Severance Payments are subject to Mr. Billhimer’s execution of a general release of claims against the Company.

In the event of the termination of Mr. Billhimer’s employment by the Company for “cause” or by Mr. Billhimer, or in the event of termination of the Employment Agreement by reason of death or disability, Mr. Billhimer will receive the Accrued Rights but will not be entitled to the Severance Payments.  In addition, in the event of his death, Mr. Billhimer’s estate or beneficiaries will be entitled to receive the proceeds of the life insurance policy referred to above.

In the event that Mr. Billhimer’s employment terminates upon expiration of the Employment Agreement (including any renewal thereof) by reason of the Company’s provision of a non-renewal notice, then Mr. Billhimer will receive the Accrued Rights and the Severance Payments.

If a “change in control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement and, prior to the first anniversary of the date of consummation of such change in control, Mr. Billhimer’s employment is terminated by the Company without “cause” or by Mr. Billhimer with “good reason” (as defined), then Mr. Billhimer will receive the Accrued Rights and the Severance Payments, provided that the Severance Period shall be deemed to be eighteen (18) months.

Mr. Billhimer has agreed to certain restrictive covenants (including noncompetition and nonsolicitation) for specified periods following his termination of employment, depending upon the circumstances surrounding the termination of employment.

The foregoing description is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 30, 2011, by and between MTR Gaming Group, Inc. and Joseph L. Billhimer.

99.1	Press Release dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date: April 4, 2011